UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2013

FNB United Corp.
(Exact name of registrant as specified in its charter)

North Carolina	000-13823	56-1456589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 South Fayetteville Street, Asheboro, North Carolina 27203
(Address of principal executive office) (Zip Code)
Registrant's telephone number, including area code:   (336) 626-8300
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	Termination of a Material Definitive Agreement

On February 27, 2013, the Federal Deposit Insurance Corporation (“FDIC”) terminated the Order to Cease and Desist (“Order”) that it had issued against FNB United Corp.’s bank subsidiary, Bank of Granite, Granite Falls, North Carolina (“Granite”). The FDIC is the primary federal regulator for Granite.

The Order, which had been issued on August 17, 2009 pursuant to a Stipulation and Consent of an Issuance of An Order to Cease and Desist, with the FDIC and the North Carolina Commission of Banks, dated August 12, 1009, had among other things, included a capital directive that required Granite to maintain total capital at least equal to 12% of risk-weighted assets and Tier 1 leverage capital at least equal to 8% of adjusted total assets. It also required Granite to develop and maintain various policies and procedures to improve Granite’s asset quality, by reducing classified assets and concentrations of credit, improve liquidity, contingency funding and asset liability management, implement effective written lending and collection policies and develop and submit a long term written strategic plan and budget. The Order had been attached as Exhibit 10.1 to the Form 8-K filed with the Securities and Exchange Commission on August 27, 2009 by Bank of Granite Corporation, which FNB United Corp. acquired on October 21, 2011.

While the Order has been terminated, Granite has continuing obligations to adhere to regulatory requirements relating to, among other things, maintenance of capital in excess of regulatory minimums, continued reduction of classified assets, improvements in asset quality and enhancement of bank operations that continue to warrant improvement.

On March 1, 2013, Granite issued a press release announcing the termination of the Order. This release is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits
(d) Exhibits.
Exhibit No.	Description of Exhibit

99.1	Press Release, dated March 1, 2013, announcing termination of Cease and Desist Order issued against Bank of Granite, Granite Falls, North Carolina.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 1, 2013 (Date)	FNB United Corp. (Registrant)
/s/ David L. Nielsen David L. Nielsen Chief Financial Officer